Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-227296, 333-220397, 333-213220, 333-206472, 333-198714, 333-190735, 333-183517, 333-176272, 333-168322, 333-165534) of QuinStreet, Inc. of our report dated December 17, 2018, relating to the financial statements of AmOne Corp, which appears in this Form 8-K/A.

/s/ BDO USA, LLP

Miami, FL

December 17, 2018